EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements filed on Form S-3 (File Nos. 33-71230, 333-28659, 333-78161, 333-42122, and 33-55108) and Form S-8 (File Nos. 33-43612, 333-78155,
333-89931, and 333-55100).

/s/ Arthur Andersen LLP

Phoenix, Arizona
March 26, 2001